Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-254978 on Form S-3 and Registration Statements Nos. 333-237117, 333-258538, 333-263554 on Form S-8 of Imara Inc. and Registration Statement No. 333-270188 on Form S-8 of Enliven Therapeutics, Inc. (formerly Imara Inc.) of our report dated March 21, 2023, relating to the financial statements of Enliven Therapeutics, Inc. appearing in this Current Report on Form 8-K/A dated March 21, 2023.

/s/ Deloitte & Touche LLP

San Jose, California

March 21, 2023